Exhibit 1.01

Conflict Minerals Report May 19, 2017

Nortech is a full-service electronics manufacturing (EMS) provider of wire and cable assemblies, printed circuit boards assemblies and higher-level complete box build assemblies for a wide range of industries. Metallic forms of tin, tantalum, tungsten and gold (Conflict Minerals) are present in some of the products, components and materials we purchase and are necessary to the functionality of many of the products we manufacture. We do not buy any ores directly, nor do we directly purchase these processed metals in their raw form.

Nortech’s corporate policy regarding Conflict Minerals and disclosure regarding whether any Conflict Minerals necessary to the functionality or production of a product originated in Covered Countries is made public on our website at:   http://www.nortechsys.com/about-nortech/quality-regulatory-compliance/conflict-minerals-policy/

Design of Due Diligence Framework

Our due diligence procedures are in compliance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) and its supplements.

Nortech’s policy regarding Conflict Minerals was communicated to employees internally and to suppliers externally via e-mail and posted to our website.

Our cross functional conflict minerals team was established to carry out the necessary due diligence and reporting requirements.  The team currently includes the following roles:

Team Members:	Global Sourcing
Manager Supply Chain
Managers
Global Supplier Quality Manager

Executive Sponsors:	President & CEO
VP & Chief Financial Officer
VP of Operations

Due Diligence Measures Performed

Our RCOI (reasonable country of origin inquiry) and due diligence procedures include the following:

•       Due to the size of the Nortech’s sourcing functions, we focused on our largest suppliers that provide components and materials directly incorporated into our final products, ranked by the amount the Company spends with each such supplier, and the suppliers that had the highest probability of supplying us with products or components containing Conflict Minerals (e.g. electronics).

•      We surveyed relevant suppliers representing 83% of our total company supplier spend on components and materials directly incorporated into our final products.

•      Relevant suppliers were evaluated to identify whether the products, materials or components supplied to Nortech contain Conflict Minerals.

•                  Data was collected directly from suppliers using the Conflict Minerals Reporting Template developed by the Conflict-Free Sourcing Initiative (CFSI)

•                  Supplier declarations were reviewed for completeness, accuracy and conformance to Nortech requirements.

•      An escalation process was initiated with relevant suppliers who were non responsive after the initial contact was made, or whose initial response was incomplete, unclear or nonconforming.

Analysis of Supplier Survey Responses

•                  We were unable to confirm through our RCOI that conflict minerals contained in our products did not originate from the Covered Countries or were from recycled/scrap materials. Therefore we conducted due diligence  on  the processing facilities identified by our suppliers and prepared this Conflict Minerals Report.

•                 Conflict minerals information from some suppliers was presented to Nortech at a “company-level”  rather  than a Nortech product-specific response. As a result, it is likely that our lists of smelters, refiners and countries of origin (discussed below) include sources that are actually not in our supply chain.

Due Diligence Results

•                  Suppliers that responded to our survey provided lists of smelters and refiners on which we conducted due diligence.

•                 Our due diligence process included comparing the supplier-provided names of smelters/refiners  against  lists  of audited and verified smelters and refiners from CFSI, LBMA, RJC, TI-CMC and the US Department of Commerce. The lists of smelters and refiners are included as Tables 1 and 2.

•                 Certain suppliers identified Fidelity Printers and Refiners, Sudan Gold Refinery, Kaloti Precious Metals, and Universal Precious Metals Refining Zambia as sources of gold in their supply chains. These refineries are not audited by the CFSI and public information indicates the possibility that these are high-risk facilities. Because the conflict minerals information from these suppliers was presented to Nortech as “company-level” responses rather than Nortech product-specific responses, it is uncertain if these facilities are actually in our supply chain.  As part of our due diligence process, Nortech implemented our risk mitigation plan for the subject suppliers, engaging them to conduct additional research on whether these facilities are, in reality, present in our supply chain. At this time, those suppliers have not completed   their   investigation.  If   we   determine   that   material    sourced   from   these   facilities   is   present in Nortech’s supply chain, we will work with our suppliers to explore alternatives.

•                 Country of origin information was obtained where reasonably available to Nortech and is presented in the list following Tables 1 and 2.

CMRT Reporting to our customers.

•                 Nortech issues a standard response using the EICC CMRT.

Third Party Audits of Processing Facilities

•                 Nortech does not conduct audits of smelters or refiners.   We support the Conflict Free Sourcing Initiative’s Conflict Free Smelter program through our corporate policy and procurement requirements by encouraging suppliers to source from audited  facilities.

Annual Reporting

•                  In accordance with the OECD Guidance and the Rule, this report is available on our website: www.nortechsys.com

Declaration

•                  Based on our due diligence results, Nortech has determined that our products are ‘DRC Conflict Undeterminable’.

Independent Private Sector Audit

•                  Not required for reporting year 2016.

Limitations

Conflict Minerals sourcing and traceability information is limited at this time.  Moreover , there are inherent limitations and risks in the information that is available.  We are reliant on the information provided to us by our suppliers and industry initiatives such as the CFSI.  Our processes are intended to provide reasonable assurance - not absolute certainty- about the identification of processing facilities and the sources of their ores.

Table 1: Refineries

CFSI Audited Gold Refineries

Abington Reldan Metals, LLC
Advanced Chemical Company
Aida Chemical Industries Co., Ltd.
Al Etihad Gold
Allgemeine Gold-und Silberscheideanstalt A.G.
Almalyk Mining and Metallurgical Complex (AMMC)
AngloGold Ashanti
Argor-Heraeus SA
Asahi Pretec Corporation
Asahi Refining Canada Limited
Asahi Refining USA Inc.
Asaka Riken Co., Ltd.
AU Traders and Refiners
Aurubis AG
Bangalore Refinery
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Boliden AB
C. Hafner GmbH + Co. KG
CCR Refinery - Glencore Canada Corporation
Cendres + Métaux SA
Chimet S.p.A.
Daejin Indus Co., Ltd.
Daye Non-Ferrous Metals Mining Ltd.
DODUCO GmbH
Dowa
DSC (Do Sung Corporation)
Eco-System Recycling Co., Ltd.
Emirates Gold DMCC
Geib Refining Corporation

Gold Refinery of Zijin Mining Group Co., Ltd
Great Wall Precious Metals Co., Ltd. of CBPM
Heimerle + Meule GmbH
Heraeus Metals Hong Kong Ltd
Heraeus Precious Metals GmbH & Co. KG
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Ishifuku Metal Industry Co., Ltd.
Istanbul Gold Refinery
Italpreziosi S.p.A.
Japan Mint
Jiangxi Copper Company Limited
JSC Ekaterinburg Non-Ferrous Metal Processing Plant
JSC Uralelectromed
JX Nippon Mining & Metals Co., Ltd.
Kazzinc
Kennecott Utah Copper LLC
KGHM Polska Miedź Spółka Akcyjna
Kojima Chemicals Co., Ltd.
Korea Zinc Co., Ltd.
Kyrgyzaltyn JSC
LS-NIKKO Copper Inc.
Marsam Metals
Materion
Matsuda Sangyo Co., Ltd.
Metalor Technologies (Hong Kong) Ltd.
Metalor Technologies (Singapore) Pte., Ltd.
Metalor Technologies (Suzhou) Co Ltd
Metalor Technologies SA
Metalor USA Refining Corporation
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Mitsubishi Materials Corporation
Mitsui Mining and Smelting Co., Ltd.
MMTC-PAMP India Pvt., Ltd.
Modeltech Sdn Bhd
Moscow Special Alloys Processing Plant
Nadir Metal Rafineri San. Ve Tic. A.Ş.
Navoi Mining and Metallurgical Combinat
Nihon Material Co., Ltd.
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Ohura Precious Metal Industry Co., Ltd.
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
OJSC Novosibirsk Refinery
PAMP S.A.
Prioksky Plant of Non-Ferrous Metals
PT Aneka Tambang (Persero) Tbk
PX Precinox SA

Rand Refinery (Pty) Ltd.
Republic Metals Corporation
Rio Tinto Group
Royal Canadian Mint
SAAMP
SAFINA A.S.
Samduck Precious Metals
SAXONIA Edelmetalle GmbH
Schone Edelmetaal B.V.
SEMPSA Joyería Platería SA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Sichuan Tianze Precious Metals Co., Ltd.
Singway Technology Co., Ltd.
SOE Shyolkovsky Factory of Secondary Precious Metals
Solar Applied Materials Technology Corp.
Sumitomo Metal Mining Co., Ltd.
Sungeel Hitech Co., Ltd.
T.C.A S.p.A
Tanaka Kikinzoku Kogyo K.K.
The Refinery of Shandong Gold Mining Co., Ltd.
Tokuriki Honten Co., Ltd.
Tony Goetz NV
Torecom
Umicore Brasil Ltda.
Umicore Precious Metals Thailand
Umicore SA Business Unit Precious Metals Refining
United Precious Metal Refining, Inc.
Valcambi SA
Western Australian Mint trading as The Perth Mint
WIELAND Edelmetalle GmbH
Yamamoto Precious Metal Co., Ltd.
Yokohama Metal Co., Ltd.
Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Gold Refineries Not CFSI Audited

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Caridad
Changcheng Gold & Silver Refining Factory
China Gold International Resources Corp. Ltd
Chugai Mining
CMP-COMPAGNIE DES METAUX PRECIEUX
Degussa Sonne / Mond Goldhandel GmbH
Fidelity Printers and Refiners Ltd.
Gannon & Scott
Gansu Seemine Material Hi-Tech Co Ltd
Guangdong Jinding Gold Limited

Gujarat Gold Centre
Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Hangzhou Fuchunjiang Smelting Co., Ltd.
Henan Yuguang Gold & Lead Co., Ltd.
HOMESTAKE MINING COMPANY
Hunan Chenzhou Mining Co., Ltd.
HwaSeong CJ Co. Ltd
Jinlong Copper Co., Ltd.
Johnson Matthey Chemicals Ltd.
Kaloti Precious Metals
L’azurde Company For Jewelry
L’Orfebre S.A.
Lingbao Gold Company Ltd.
Lingbao Jinyuan Mining Co., Ltd.
Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
METAUX PRECIEUX SA METALOR
Minsur
Morris and Watson
Morris and Watson Gold Coast
Pease & Curren
Penglai Penggang Gold Industry Co Ltd
Remondis Argentia B.V.
Sabin Metal Corp.
Sai Refinery
SAMWON METALS Corp.
Shandong Tiancheng Biological Gold Industrial Co., Ltd.
So Accurate Group, Inc.
Sudan Gold Refinery
TongLing Nonferrous Metals Group Holdings Co., Ltd.
Universal Precious Metals Refining Zambia
Yunnan Copper Industry Co Ltd

CFSI Audited Tantalum Smelters

Changsha South Tantalum Niobium Co., Ltd.
Conghua Tantalum and Niobium Smeltry
D Block Metals, LLC
Duoluoshan
Exotech Inc.
F&X Electro-Materials Ltd.
FIR Metals & Resource Ltd.
Global Advanced Metals Aizu
Global Advanced Metals Boyertown
Guangdong Zhiyuan New Material Co., Ltd.
H.C. Starck Co., Ltd.
H.C. Starck Hermsdorf GmbH

H.C. Starck Inc.
H.C. Starck Ltd.
H.C. Starck Smelting GmbH & Co. KG
H.C. Starck Tantalum and Niobium GmbH
Hengyang King Xing Lifeng New Materials Co., Ltd.
Hi-Temp Specialty Metals, Inc.
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Jiangxi Tuohong New Raw Material
JiuJiang JinXin Nonferrous Metals Co., Ltd.
Jiujiang Nonferrous Metals Smelting Company Limited
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
KEMET Blue Metals
Kemet Blue Powder
King-Tan Tantalum Industry Ltd.
LSM Brasil S.A.
Metallurgical Products India Pvt., Ltd.
Mineração Taboca S.A.
Mitsui Mining and Smelting Co., Ltd.
Ningxia Orient Tantalum Industry Co., Ltd.
NPM Silmet AS
Power Resources Ltd.
QuantumClean
Resind Indústria e Comércio Ltda.
RFH Tantalum Smeltry Co., Ltd.
Solikamsk Magnesium Works OAO
Taki Chemical Co., Ltd.
Telex Metals
Tranzact, Inc.
Ulba Metallurgical Plant JSC
XinXing Haorong Electronic Material Co., Ltd.
Yichun Jin Yang Rare Metal Co., Ltd.
Zhuzhou Cemented Carbide Group Co., Ltd.

Tantalum Smelters Not CFSI Audited

None

CFSI Audited Tin Smelters

Alpha
Chenzhou Yunxiang Mining and Metallurgy Company Limited
China Tin Group Co., Ltd.
Cooperativa Metalurgica de Rondônia Ltda.
CV Ayi Jaya
CV Dua Sekawan
CV Gita Pesona
CV Serumpun Sebalai
CV Tiga Sekawan
CV United Smelting

CV Venus Inti Perkasa
Dowa
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Elmet S.L.U.
EM Vinto
Fenix Metals
Gejiu Fengming Metallurgy Chemical Plant
Gejiu Jinye Mineral Company
Gejiu Kai Meng Industry and Trade LLC
Gejiu Non-Ferrous Metal Processing Co., Ltd.
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Guanyang Guida Nonferrous Metal Smelting Plant
HuiChang Hill Tin Industry Co., Ltd.
Huichang Jinshunda Tin Co. Ltd
Jiangxi Ketai Advanced Material Co., Ltd.
Magnu’s Minerais Metais e Ligas Ltda.
Malaysia Smelting Corporation (MSC)
Melt Metais e Ligas S.A.
Metallic Resources, Inc.
Metallo-Chimique N.V.
Mineração Taboca S.A.
Minsur
Mitsubishi Materials Corporation
Modeltech Sdn Bhd
Nankang Nanshan Tin Co., Ltd.
O.M. Manufacturing (Thailand) Co., Ltd.
O.M. Manufacturing Philippines, Inc.
Operaciones Metalurgical S.A.
PT Aries Kencana Sejahtera
PT Artha Cipta Langgeng
PT ATD Makmur Mandiri Jaya
PT Babel Inti Perkasa
PT Bangka Prima Tin
PT Bangka Tin Industry
PT Belitung Industri Sejahtera
PT Bukit Timah
PT DS Jaya Abadi
PT Eunindo Usaha Mandiri
PT Inti Stania Prima
PT Karimun Mining
PT Kijang Jaya Mandiri
PT Lautan Harmonis Sejahtera
PT Menara Cipta Mulia
PT Mitra Stania Prima
PT O.M. Indonesia
PT Panca Mega Persada

PT Prima Timah Utama
PT Refined Bangka Tin
PT Sariwiguna Binasentosa
PT Stanindo Inti Perkasa
PT Sukses Inti Makmur
PT Sumber Jaya Indah
PT Timah (Persero) Tbk Kundur
PT Timah (Persero) Tbk Mentok
PT Tinindo Inter Nusa
PT Tommy Utama
PT WAHANA PERKIT JAYA
Resind Indústria e Comércio Ltda.
Rui Da Hung
Soft Metais Ltda.
Thaisarco
VQB Mineral and Trading Group JSC
White Solder Metalurgia e Mineração Ltda.
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Yunnan Tin Group (Holding) Company Limited

Tin Smelters Not CFSI Audited

5NPLUS
An Thai Minerals Company Limited
An Vinh Joint Stock Mineral Processing Company
Aoki Laboratories Ltd.
CNMC (Guangxi) PGMA Co. Ltd.
Complejo Metalurgico Vinto S.A.
Elmet S.A. de C.V.
Estanho de Rondônia S.A.
Gejiu Zili Mining And Metallurgy Co., Ltd.
Jean Goldschmidt International SA
JX Nippon Mining & Metals Co., Ltd.
Nghe Tinh Non-Ferrous Metals Joint Stock Company
PT Cipta Persada Mulia
PT Justindo
PT Tirus Putra Mandiri
Tuyen Quang Non-Ferrous Metals Joint Stock Company
Yuntinic Chemical GmbH

CFSI Audited Tungsten Smelters

A.L.M.T. Corp.
Asia Tungsten Products Vietnam Ltd.
Chenzhou Diamond Tungsten Products Co., Ltd.
Chongyi Zhangyuan Tungsten Co., Ltd.
Fujian Jinxin Tungsten Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.
Ganzhou Jiangwu Ferrotungsten Co., Ltd.

Ganzhou Seadragon W & Mo Co., Ltd.
Global Tungsten & Powders Corp.
Guangdong Xianglu Tungsten Co., Ltd.
H.C. Starck Smelting GmbH & Co. KG
H.C. Starck Tungsten GmbH
Hunan Chenzhou Mining Co., Ltd.
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Hunan Chunchang Nonferrous Metals Co., Ltd.
Hydrometallurg, JSC
Japan New Metals Co., Ltd.
Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Jiangxi Gan Bei Tungsten Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Jiangxi Yaosheng Tungsten Co., Ltd.
Kennametal Fallon
Kennametal Huntsville
Malipo Haiyu Tungsten Co., Ltd.
Moliren Ltd
Niagara Refining LLC
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Philippine Chuangxin Industrial Co., Inc.
South-East Nonferrous Metal Company Limited of Hengyang City
Tejing (Vietnam) Tungsten Co., Ltd.
Unecha Refractory Metals Plant
Vietnam Youngsun Tungsten Industry Co., Ltd.
Wolfram Bergbau und Hütten AG
Woltech Korea Co., Ltd.
Xiamen Tungsten (H.C.) Co., Ltd.
Xiamen Tungsten Co., Ltd.
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Tungsten Smelters Not CFSI Audited

ACL Metais Eireli
Ganzhou Haichuang Tungsten Industry Co., Ltd.
Ganzhou Yatai Tungsten Co., Ltd.
Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
TaeguTec Ltd.

Table 2:  Aggregated Countries of Origin

Angola
Argentina
Armenia

Australia
Austria
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo (Brazzaville)
Czech Republic
Djibouti
DRC- Congo (Kinshasa)
Ecuador
Egypt
Estonia
Ethiopia
Finland
Germany
Ghana
Guinea
Guyana
India
Indonesia
Ireland
Ivory Coast
Japan
Jersey
Kazakhstan
Kenya
Korea, Republic of
Kyrgyzstan
Laos
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique
Myanmar

Namibia
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Slovakia
South Africa
South Sudan
Spain
Suriname
Sweden
Switzerland
Taiwan
Tajikistan
Tanzania
Thailand
Turkey
Uganda
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe